Exhibit 99.5

UNAUDITED SUPPLEMENTAL
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Vornado Realty Trust (the “Company”) has supplementally furnished the pro forma information below because the business of Toys is highly seasonal.  Based on Toys’ annual report for the year ended January 29, 2005, the first quarter ended May 1, 2004 and the third quarter ended October 30, 2004 resulted in net losses, and the second quarter ended July 31, 2004 and the fourth quarter ended January 29, 2005 resulted in net income with the fourth quarter accounting for over 80% of Toys’ net income for the year ended January 29, 2005.  Accordingly, the Company’s financial statements will be affected by the seasonality of Toys’ business.

In addition, the Company’s fiscal year ends on December 31 whereas Toys’ fiscal year ends on the Saturday nearest to January 31, therefore, the Company will record its pro-rata share of Toys’ net income (loss) on a one quarter-lag basis.  For example, the Company’s financial results for the fourth quarter ended December 31 will include Toys’ financial results for the third quarter ended October 30, and the Company’s financial results for the year ended December 31 will include Toys’ financial results for its first, second and third quarters ended October 30, as well as its fourth quarter results of the prior year.  This exhibit presents the Company’s 32.9% equity in Toys’ unaudited pro forma financial results prepared on a one-quarter lag basis for the Company’s third and fourth quarters of 2004 and the first and second quarters of 2005.

	Net Income						FFO, as adjusted for
		Per Share			FFO(d)		Comparability(d)
(Amounts in thousands, except per share data)	Total	Basic	Diluted	EBITDA(c)	Total	Per Share	Total	Per share
For Vornado’s quarter ended:

June 30, 2005 (Toys’ quarter ended April 30, 2005) (a)	$(29,942)	$(0.23)	$(0.21)	$20,724	$(23,323)	$(0.16)	$(22,801)	$(0.17)

March 31, 2005 (Toys’ quarter ended January 29, 2005)	56,942	0.44	0.42	193,806	56,768	0.42	72,661	0.54

December 31, 2004 (Toys’ quarter ended October 30, 2004)	(24,267)	(0.19)	(0.18)	29,689	(25,137)	(0.19)	(23,047)	(0.17)

September 30, 2004 (Toys’ quarter ended July 31, 2004) (b)	(6,562)	(0.05)	(0.05)	(36,172)	(117)	—	10,769	0.08

(a)          In the third quarter ended September 30, 2005, the Company will record a net loss of approximately $3,000 ($.02 per share) representing the Company’s 32.9% share of Toys’ net loss in Toys’ second quarter ended July 30, 2005 for the period from July 21, 2005 (the date of the Toys acquisition by the Company) to July 30, 2005.  The Company’s FFO will be negatively impacted by approximately $2,000 ($.01 per share) for the same period.

(b)         Does not exclude (i) the Company’s $51,653 share of Toys $157,000 inventory markdown recorded in their second quarter ended July 31, 2004 primarily to liquidate selected older toy store inventory which is expected to enhance store productivity and supply chain efficiency and (ii) the Company’s $65,800 share of Toys $200,000 reversal of prior year’s tax reserves in the same quarter.

(c)          EBITDA represents "Earnings Before Interest, Taxes, Depreciation and Amortization". See page 3 of this Exhibit 99.5 to this Current Report on Form 8-K/A for further information.

(d)   FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). See page 3 of this Exhibit 99.5 to this Current Report on Form 8-K/A for further information.

Vornado Realty Trust

Supplemental Pro Forma Financial Information

Reflecting Equity in Income (Loss) of Toys “R” Us on a One-Quarter Lag Basis

(Unaudited)

	For the Three Months Ended:
(Amounts in Thousands, except per share data)	June 30, 2005	March 31, 2005	December 31, 2004	September 30, 2004

Details of accounts affected which reconcile historical
Net income to pro forma Net income:
(Loss) income from partially-owned entities (a)	$(31,866)	$66,985	$(26,264)	$(6,494)
Interest and other investment income (b)	(2,354)	(1,908)	(1,470)	(1,005)
(Loss) income from continuing operations	(34,220)	65,077	(27,734)	(7,499)
Limited partners’ interests in the operating partnership	4,278	(8,135)	3,467	937
Net (loss) income	$(29,942)	$56,942	$(24,267)	$(6,562)

Net income per common share - basic	$(0.23)	$0.44	$(0.19)	$(0.05)

Net (loss) income per common share - diluted	$(0.21)	$0.42	$(0.18)	$(0.05)

Reconciliation of Net income to EBITDA (c):
Net (loss) income	$(29,942)	$56,942	$(24,267)	$(6,562)
Interest and debt expense	43,757	44,086	43,099	43,428
Depreciation and amortization	28,952	28,623	28,952	28,952
Income taxes (benefit) expense	(22,043)	64,155	(18,095)	(101,990)
EBITDA	$20,724	$193,806	$29,689	$(36,172)

Reconciliation of net (loss) income to FFO (d):
Net (loss) income	$(29,942)	$56,942	$(24,267)	$(6,562)
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at FFO:
Depreciation and amortization of real property	9,541	9,212	9,212	9,212
Net (gain) loss on sale of real estate	2,961	(9,541)	(10,856)	2,962
Tax effect of above adjustments	(4,938)	130	650	(4,808)
Limited partners’ share of above adjustments	(945)	25	124	(921)
FFO	$(23,323)	$56,768	$(25,137)	$(117)

FFO per share - diluted	$(0.16)	$0.42	$(0.19)	$—

FFO, as adjusted for Comparability:
Items that affect comparability:
Toys “R” Us (32.9% interest):
Restructuring and other charges	$987	$658	$3,948	$10,199
Unclaimed property tax audit	—	—	—	10,364
Tax effect of above adjustments	(390)	(260)	(1,559)	(8,122)
Taxes related to repatriation of prior years foreign earnings	—	17,766	—	—
Limited partners’ share of above adjustments	(75)	(2,271)	(299)	(1,555)
	522	15,893	2,090	10,886
FFO, as adjusted for comparability	(22,801)	72,661	(23,047)	10,769 (e)

FFO, as adjusted for comparability, per share - diluted	$(0.17)	$0.54	$(0.17)	$0.08 (e)

See notes on following page.

Notes to Unaudited Supplemental Pro Forma Financial Information:

(a)          Reflects the Company’s 32.9% interest in Toys’ Net income (loss) accounted for under the equity method and includes the elimination of the Company’s 32.9% share of Toys’ management fees of $1,744 per quarter.

(b)         Reflects the reduction of interest income on the cash consideration paid in connection with the acquisition.

(c)          EBITDA represents “Earnings Before Interest, Taxes, Depreciation and Amortization”. Management considers EBITDA a supplemental measure for making decisions and assessing the unlevered performance of its segments as it relates to the total return on assets as opposed to the levered return on equity.  As properties are bought and sold based on a multiple of EBITDA, management utilizes this measure to make investment decisions as well as to compare the performance of its assets to that of its peers.  EBITDA may not be comparable to similarly titled measures employed by other companies.

(d)         FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”).  NAREIT defines FFO as net income or loss determined in accordance with Generally Accepted Accounting Principles (“GAAP”), excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  FFO and FFO per diluted share are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs.  FFO and FFO per diluted share should be evaluated along with GAAP net income and income per diluted share (the most directly comparable GAAP measures), as well as cash flow from operating activities, investing activities and financing activities, in evaluating the operating performance of equity REITs. Management believes that FFO and FFO per diluted share are helpful to investors as supplemental performance measures because these measures exclude the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs which implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values instead have historically risen or fallen with market conditions, these non-GAAP measures can facilitate comparisons of operating performance between periods and among other equity REITs.  FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs as disclosed in the Company’s Consolidated Statements of Cash Flows.  FFO should not be considered as an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flows as a measure of liquidity.

(e)          Does not exclude (i) the Company’s $51,653 share of Toys’ $157,000 inventory markdown recorded in their second quarter ended July 31, 2004 primarily to liquidate selected older toy store inventory which is expected to enhance store productivity and supply chain efficiency, and (ii) the Company’s $65,800 share of Toys’ $200,000 reversal of prior years tax reserve in the same quarter.